Exhibit 10.25

DATE OF PROSPECTUS: NOVEMBER 1, 2018

ARQULE, INC. 2014 EQUITY INCENTIVES PLAN (“Plan”)

Non-Qualified Stock Option Terms and Conditions

This document constitutes part of a prospectus covering securities that may be issued under the Plan and registered under the Securities Act of 1933, as amended.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or has passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information that is different from what is contained or incorporated by reference in this prospectus. You should not assume that the information contained in this prospectus is accurate as of any date other than the date of this prospectus, and neither the positing of this prospectus nor the issuance of any securities under the Plan will create any implication to the contrary. This prospectus does not constitute an offer to buy or sell any securities in any jurisdiction where it is unlawful to do so.

1.       About these Terms and Conditions. ArQule, Inc. (the “Company”) is required to provide you with a “prospectus” giving a general description of material information regarding the 2014 ArQule, Inc. Equity Incentives (the “Plan”) and its operations and the shares of common stock that may be issued under the Plan. As used herein, “ this prospectus” consists of the following, taken together:

•	these terms and conditions;
•	the Plan;
•	the documents identified below as being incorporated by reference into this prospectus; and
•	any other documents that the Company specifically identifies in the future as being part of this prospectus.

You should read all of the documents constituting part of this prospectus.

2.       Plan Incorporated by Reference. Options are issued pursuant to the terms of the Plan and may be amended as provided in the Plan. Capitalized terms used and not otherwise defined in these terms and conditions have the meanings given to them in the Plan. Unless otherwise specified in the notice of an Award or other written agreement, these terms and conditions apply to all non-qualified stock options issued under the Plan. These terms and conditions do not set forth all of the terms and conditions of the Plan, which are incorporated herein by reference. The Committee administers the Plan and its determinations regarding the operation of the Plan are final and binding.

3.       Plan Qualifications. The Plan is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”). The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and is not subject to reporting and disclosure obligations under ERISA.

4.       Exercise Price. The price to be paid for each share of Common Stock issued upon exercise of the whole or any part of the Option is the Exercise Price specified in the notice of an Award.

5.       Vesting. Unless otherwise specified in the notice of an Award or other written agreement, the Option will vest and become exercisable in 25% annual, cumulative installments beginning on the first anniversary of the Date of Grant. The Option may not be exercised as to any shares after the Expiration Date.

DATE OF PROSPECTUS: NOVEMBER 1, 2018

6.       Method of Exercise. To exercise the Option, the Option Holder shall deliver written notice of exercise to the Company specifying the number of shares with respect to which the Option is being exercised accompanied by payment of the Option Price for such shares in cash, by check, consideration received by the Company under a cashless exercise program approved by the Company, or in such other form, including shares of Common Stock of the Company valued at their Fair Market Value on the date of delivery, as the Committee may approve. Promptly following such notice, the Company will credit the Option Holder’s account with the number of shares with respect to which the Option is being exercised.

7.       Rights as a Stockholder or Employee. The Option Holder shall not have any rights in respect of shares as to which the Option shall not have been exercised and payment made as provided above. The Option Holder shall not have any rights to continued employment by the Company by virtue of the grant of the Option.

8.       Adjustments to Reflect Certain Events. If the outstanding common stock changes as a result of a stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, split-up, spin-off, combination, exchange of shares, or the like, the 2014 Plan permits the Committee to substitute or adjust: (a) the number and class of securities subject to outstanding awards or the type of consideration to be received upon exercise or payment of an award, (b) the exercise price of options, (c) the aggregate number and class of securities for which awards may be granted under the Plan, and/or (d) the maximum number of securities with respect to which an employee may be granted awards during any calendar year. In the event of a merger or consolidation to which the Company is a party or other specified transactions, the Plan authorizes the Committee to make such changes and adjustments to outstanding Awards as it deems equitable including causing any Award to become vested in whole or in part, be assumed by a successor or acquirer, or be cancelled in consideration of a cash payment equal to the fair value of the cancelled Award.

9.       Option Not Transferable. The Option is not transferable by the Option Holder otherwise than by will or the laws of descent and distribution, and is exercisable, during the Option Holder's lifetime, only by the Option Holder. The naming of a Designated Beneficiary does not constitute a transfer.

10.     Exercise of Option after Termination of Employment. Except as set forth in paragraph 11 or otherwise specified in the notice of an Award or other written agreement, if the Option Holder’s employment with the Company is terminated for any reason other than by disability (within the meaning of Section 22(e)(3) of the Code) or death, the Option Holder may exercise the rights which were available to the Option Holder at the time of such termination only within three months from the date of termination. If Option Holder’s employment is terminated as a result of disability, such rights may be exercised within twelve months from the date of termination. Upon the death of the Option Holder, his or her Designated Beneficiary shall have the right, at any time within twelve months after the date of death, to exercise in whole or in part any rights that were available to the Option Holder at the time of death. Notwithstanding the foregoing, no rights under the Option may be exercised after the Expiration Date.

11.     Exercise of Option upon Retirement. Upon Retirement, as defined below and notwithstanding the exercisability schedule set forth on the face of these terms and conditions, the Option may be exercised in whole or part until the earlier of up to two years from the date of Retirement or the Expiration Date. Unless otherwise determined by the Committee in its sole discretion, “Retirement” as to any Option Holder shall mean such person’s leaving the employment of the Company after reaching age 55 with ten (10) years of full-time continuous service with the Company; provided, that the sum of the Option Holder’s age plus the number of years of continuous service equal or exceed seventy (70). The Committee’s determination of the reason for termination of the Option Holder’s employment shall be conclusive and binding on the Option Holder and his or her representatives or legatees.

DATE OF PROSPECTUS: NOVEMBER 1, 2018

12.     Compliance with Securities Laws. It shall be a condition to the Option Holder's right to purchase shares of Common Stock hereunder that the Company may, in its discretion, require (a) that the shares of Common Stock reserved for issue upon the exercise of the Option shall have been duly listed, upon official notice of issuance, upon any national securities exchange or automated quotation system on which the Company's Common Stock may then be listed or quoted, (b) that either (i) a registration statement under the Securities Act of 1933 with respect to the shares shall be in effect, or (ii) in the opinion of counsel for the Company, the proposed purchase shall be exempt from registration under that Act and the Option Holder shall have made such undertakings and agreements with the Company as the Company may reasonably require, and (c) that such other steps, if any, as counsel for the Company shall consider necessary to comply with any law applicable to the issue of such shares by the Company shall have been taken by the Company or the Option Holder, or both. The certificates representing the shares purchased under the Option may contain such legends as counsel for the Company shall consider necessary to comply with any applicable law.

13.      Payment of Taxes. An Option Holder generally is not required to recognize income on the grant of a non-statutory stock option. Generally, ordinary income is instead required to be recognized on the date the non-statutory stock option is exercised. In general, the amount of ordinary income required to be recognized is the excess, if any, of the fair market value of the shares of Common Stock on the date of exercise over the exercise price. The Option Holder will have to pay to the Company, or make arrangements satisfactory to the Company for payment of, any taxes required by law to be withheld with respect to the exercise of the Option. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Option Holder. The above discussion briefly summarizes certain federal income tax consequences of non-statutory stock options under the Plan and does not attempt to describe all possible federal or any foreign, state, local, or other tax consequences related to awards or tax consequences based upon particular circumstances.

14.     Where to Find More Information. The Company is subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith, files periodic reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information. Additionally, copies of reports, proxy statements and other information filed with the SEC electronically by the Company may be inspected by accessing the SEC’s website at http://www.sec.gov or on the Company’s website at http://www.arqule.com.

The Company will furnish without charge to each person who is eligible to participate in the Plan, upon such person’s written or oral request, a copy of these terms and conditions and all of the documents incorporated by reference herein, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for documentation, as well as any questions regarding the Plan, should be directed to: Lee Colbert, Payroll Accountant.

DATE OF PROSPECTUS: NOVEMBER 1, 2018

15.     Incorporation of Certain Documents by Reference. The following documents filed with the SEC by the Company are incorporated in this Prospectus by reference:

•	The Company’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the Commission on March 5, 2018;

•	The Company’s Current Reports on Form 8-K filed with the Commission on February 7, 2018, February 22, 2018, April 17, 2018, May 10, 2018 and July 13, 2018;

•	The Company’s Quarterly Report on Form 10-Q for the quarters ending March 31, 2018, June 30, 2018 and September 30, 2018 filed with the Commission on May 7, 2018, August 1, 2018, and October 31, 2018, respectively.

•	The Company definitive Proxy Statement on Schedule 14A, filed with the Commission on March 29, 2018; and

•	The description of the Company’s common stock contained in our Registration Statement on Form 8-A, filed with the SEC on September 25, 1996, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the common shares offered by this prospectus are deemed to be incorporated by reference into this prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded is not deemed, except as so modified or superseded, to constitute a part of this prospectus.